Second Quarter 2021 Earnings Review United Bankshares, Inc. July 23, 2021 Exhibit 99.2

Forward Looking Statements This presentation and statements made by United Bankshares, Inc. (“United”) and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Community Bankers Trust Corporation (“Community”) and United, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) United’s and Community’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “will,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of United and Community and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United and Community. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of United and Community may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of Community may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which United and Community are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competitive pressures on product pricing and services; (10) success, impact, and timing of United’s business strategies, including market acceptance of any new products or services; (11) disruption from the Merger making it more difficult to maintain relationships with employees, customers or other parties with whom United and Community have business relationships; (12) diversion of management time on Merger-related issues; (13) risks relating to the potential dilutive effect of the shares of United common stock to be issued in the Merger; (14) the reaction to the proposed transaction from the companies’ customers, employees and counterparties; (15) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between United and Community; (16) the outcome of any legal proceedings that may be instituted against United or Community; (17) changes in general economic, political, or industry conditions; (18) uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on United, Community and the Merger; (19) uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; (20) volatility and disruptions in global capital and credit markets; (21) reform of LIBOR; and (22) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, those involving the OCC, Federal Reserve, FDIC, and CFPB. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Community’s and United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (“SEC”) and available on the SEC's Internet site (http://www.sec.gov). United and Community caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to United or Community or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. United and Community do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Additional Information About the Merger and Where to Find It This presentation shall not constitute an offer to sell, the solicitation of an offer to sell, or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Shareholders of United and Community and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the SEC in connection with the proposed Merger because it will contain important information about United, Community, the Merger, the persons soliciting proxies in the Merger and their interests in the Merger and related matters. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC's Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101, telephone (304) 424-8800 and any documents filed with the SEC by Community will be available free of charge from the Corporate Secretary of Community, 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233, telephone, (804) 934-9999. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing Community’s website at www.cbtrustcorp.com under the tab “SEC Filings” and then under the heading “Documents”. You are urged to read the proxy statement/prospectus carefully, once it becomes available, before making a decision concerning the Merger. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Participants in the Transactions United, Community and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from United’s and Community’s shareholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the United and Community shareholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2020 and in its definitive proxy statement filed with the SEC on March 30, 2021. You can find information about Community’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2020 and in its definitive proxy statement filed with the SEC on April 23, 2021. You can obtain free copies of these documents from United, or Community using the contact information above. IMPORTANT INFORMATION

Achieved quarterly Net Income of $94.8 million and quarterly Diluted Earnings Per Share of $0.73 Generated Return on Average Assets of 1.41%, Return on Average Equity of 8.69%, and Return on Average Tangible Equity* of 14.95% Announced the signing of a definitive merger agreement to acquire Community Bankers Trust Corporation (ESXB) Financially attractive transaction that strategically connects UBSI’s Mid-Atlantic and Southeast footprint Quarterly dividend of $0.35 per share equates to a yield of 4.1% (based upon recent prices) Asset quality remains sound and Non-Performing Assets decreased 10.3% linked-quarter Strong expense control with an efficiency ratio of 55.72% Capital position remains robust and liquidity remains sound 2Q21 HIGHLIGHTS *Non-GAAP measure. Refer to appendix.

Linked-Quarter (LQ) Net Income was $94.8 million in 2Q21 compared to $106.9 million in 1Q21, with diluted EPS of $0.73 in 2Q21 compared to $0.83 in 1Q21. Net Interest Income decreased $4.4 million with PPP loan fee income accounting for $2.3 million of the decrease. Provision Expense decreased $9.0 million compared to 1Q21 driven by better performance trends within the loan portfolio and an improved future macroeconomic forecast under CECL. Noninterest Income decreased $29.7 million due primarily to a decrease of $28.5 million in income from mortgage banking activities. 2Q21 also included a decrease of $2.6 million in net gains on investment securities. Noninterest Expense decreased $10.0 million due primarily to employee compensation decreasing $3.9 million driven by lower commissions expense related to the decrease in mortgage banking activity. Additionally, OREO expense decreased $3.3 million LQ. EARNINGS SUMMARY

Strong profitability and expense control. 2Q20 was impacted by pre-tax merger-related expenses of $46.4 million and CECL ACL build. PERFORMANCE RATIOS *Non-GAAP measure. Refer to appendix.

Reported Net Interest Margin decreased from 3.30% to 3.14% LQ mainly due to growth in interest bearing cash and a decline in PPP fee income. Linked-quarter Net Interest Income was down $4.4 million, with PPP loan fee income down $2.3 million. Total remaining unamortized PPP fees (net of costs) were $22.6 million as of 6/30/21. Scheduled purchase accounting loan accretion is estimated at $9 million for the remainder of FY 2021 and $14 million for FY 2022 (not including the impact from the ESXB merger). NET INTEREST INCOME AND MARGIN

LOAN SUMMARY (EXCLUDES LOANS HELD FOR SALE)



Loans, EOP
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$18,033
$17,968
$17,623
$17,400
$16,922
2Q20
3Q20
4Q20
1Q21
2Q21

$ in millions



Non Owner Occupied CRE
Other 11%
Industrial 6%
Hospitality 10%
Special Purpose 9%
Multifamily 16%
Office 24%
Retail 24%

		2Q21	% of Total		LQ Change
Owner Occupied CRE	$	1,590	9.4%	$	(29)
Non Owner Occupied CRE	$	4,981	29.4%	$	69
Commercial	$	2,868	17.0%	$	(33)
Paycheck Protection Program	$	790	4.7%	$	(413)
Residential Real Estate	$	3,587	21.2%	$	(111)
Construction & Land Dev.	$	1,929	11.4%	$	42
Bankcard	$	8	0.0%	$	-
Consumer	$	1,169	6.9%	$	(4)
Total Gross Loans	$	16,922	100.0%	$	(478)

- Linked-Quarter loan balances decreased $478 million driven primarily by paydowns on PPP loans and declines in Residential Real Estate loans, while Revolving Line of Credit balances within Commercial loans were down for the quarter as well.
- Loan balances within the North Carolina & South Carolina markets are up ~9% annualized YTD (excluding PPP).
- Loan production (excluding PPP) was up ~36% LQ and pipelines are up ~53% over the past three months.
- Non Owner Occupied CRE to Total Risk Based Capital was ~225% at 2Q21. CRE portfolio remains diversified among underlying collateral types.
- Total purchase accounting-related fair value discount on loans is $73 million as of 6/30/21.
- Total COVID-19 loan deferrals have declined from $3.3 billion (~18% of total loans) at 6/30/20 to ~$67 million (<1% of total loans) as of 6/30/21.

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End of Period Balances (000s) 3/31/21 6/30/21 Non-Accrual Loans $48,985 $41,182 90-Day Past Due Loans $15,719 $14,135 Restructured Loans $51,529 $47,271 Total Non-performing Loans $116,233 $102,588 Other Real Estate Owned $18,690 $18,474 Total Non-performing Assets $134,923 $121,062 Non-performing Loans / Loans 0.67% 0.61% Non-performing Assets / Total Assets 0.50% 0.45% Annualized Net Charge-offs / Average Loans 0.10% 0.12% Allowance for Loan & Lease Losses (ALLL) $231,582 $217,545 ALLL / Loans, net of earned income 1.33% 1.29% Allowance for Credit Losses (ACL) $251,606 $238,442 ACL / Loans, net of earned income 1.45% 1.41% NPAs decreased $13.9 million, or 10.3%, compared to 1Q21. ACL decreased $13.2 million LQ with the percentage of ACL/Loans declining from 1.45% to 1.41%. PPP loans are included within total loans in the ratio calculations shown above. United adopted CECL effective 01/01/20. CREDIT QUALITY

Diversified portfolio with strong underwriting practices and ongoing monitoring Portfolio Portfolio Balance ($ MM) % Total Loans Commercial Retail CRE 1,288 7.6% Hotels 762 4.5% Healthcare & Senior Living 269 1.6% Entertainment & Recreation 252 1.5% Restaurants 214 1.3% Energy (Direct & Indirect) 132 0.8% Consumer Residential Mortgage 2,442 14.4% Indirect Auto 1,140 6.7% Home Equity 412 2.4% Other Consumer 54 0.3% Total commercial deferrals have declined to $58 million (~0.4% of total commercial loans) as of 6/30/21. Retail CRE: Top 20 loans make up ~36% of the total balance. Average LTV for the top 20 is ~57%, and majority are anchored by nationally recognized essential businesses. Hotels: Top 20 loans make up ~40% of the total balance. Average LTV for the top 20 is ~56%. Of the remaining commercial deferrals, ~53% are related to the hospitality industry. As of 6/30/21, the allowance for the hotel portfolio was $24.2 million. Consumer deferrals total $9 million, or ~0.2% of total consumer loans as of 6/30/21. Weighted average FICO score for the consumer portfolio is ~747 (based on most recently available system data). Data as of 6/30/21. LTVs calculated using current balances with most recently available collateral values. SELECT LOAN PORTFOLIO DETAILS

PPP Loan Activity Originated over 13,500 loans for $1.8 billion since program inception in 2020 Maintained an “all hands on deck” approach in order to assist as many customers as possible Outstandings decreased $413 million in 2Q21 (new originations of $77 million and paydowns of $490 million) Remaining outstandings at 6/30/21: Over 7,500 loans totaling $790 million Average loan balance: $105,100 Median loan balance: $27,300 PPP Fees Recognized, net of costs ($ millions)* 2Q20 3Q20 4Q20 1Q21 2Q21 $4.48 $4.80 $6.98 $11.31 $9.02 *Remaining unamortized fees of $22.6 million at 6/30/21. PPP Loans Outstanding ($ millions) 2Q20 3Q20 4Q20 1Q21 2Q21 $1,265 $1,286 $1,182 $1,203 $790 PAYCHECK PROTECTION PROGRAM (PPP)

Strong core deposit base with 38% of deposits in Non Interest Bearing accounts. LQ deposits increased $171 million. Enviable deposit franchise with an attractive mix of both high growth MSA’s and stable, rural markets with a dominant market share position. Top 10 Deposit Markets by MSA (as of 6/30/20) MSA Total Deposits In Market ($000) Number of Branches Rank Washington, DC 9,469,606 63 6 Charleston, WV 1,250,516 8 2 Morgantown, WV 1,151,176 6 1 Charleston, SC 858,882 8 6 Myrtle Beach, SC 675,753 11 5 Parkersburg, WV 662,593 4 1 Charlotte, NC 537,482 10 14 Hagerstown, MD 473,909 6 4 Wheeling, WV 461,563 7 2 Beckley, WV 417,295 6 2 $ in millions Source: S&P Global Market Intelligence DEPOSIT SUMMARY

West Virginia #2 in the state (second only to Truist) with $5.3 billion in deposits. United ranks #1 or #2 in deposit market share within its top 5 largest markets in the state. United continues to build franchise value with an attractive mix of both high growth MSA’s and stable, rural markets with a dominant market share position. Further growth opportunities exist to expand our presence in some of the most desirable banking markets in the nation. These dynamics uniquely position our franchise and contribute to making United one of the most valuable banking companies in the Southeast and Mid-Atlantic. Washington D.C. MSA #1 regional bank (#6 overall) with $9.5 billion in deposits. United has increased deposit market share in the D.C. MSA from #15 in 2013 to #6 in 2020, with total deposits increasing from $2.1 billion to $9.5 billion. Virginia- #7 in the state with $7.5 billion (including VA deposits within the D.C. MSA). North Carolina #17 in the state with $1.9 billion. Select MSAs: #14 in Charlotte #26 in Raleigh #13 in Wilmington #11 in Greenville #1 in Washington #7 in Rocky Mount #11 in Fayetteville South Carolina #9 in the state with $2.0 billion. Select MSAs: #6 in Charleston #5 in Myrtle Beach #11 in Greenville #12 in Columbia ATTRACTIVE DEPOSIT MARKET SHARE POSITION Source: S&P Global Market Intelligence; Data as of 6/30/20

End of Period Ratios / Values 3/31/21 6/30/21** Common Equity Tier 1 Ratio 13.4% 13.7% Tier 1 Capital Ratio 13.4% 13.7% Total Risk Based Capital Ratio 15.7% 15.9% Leverage Ratio 10.4% 10.3% Total Equity to Total Assets 16.0% 16.2% *Tangible Equity to Tangible Assets (non-GAAP) 9.9% 10.1% Book Value Per Share $33.54 $34.01 *Tangible Book Value Per Share (non-GAAP) $19.38 $19.81 Capital ratios remain significantly above regulatory “Well Capitalized” levels and exceed all internal capital targets. United did not repurchase any common shares during 2Q21 as compared to 306,204 common shares for $10.0 million in 1Q21. As of 6/30/21, there were 3,033,796 shares available to be repurchased under the approved plan. *Non-GAAP measure. Refer to appendix. **Regulatory ratios are estimates as of the earnings release date. CAPITAL RATIOS AND PER SHARE DATA

Three Months Ended (000s) 3/31/21 6/30/21 Applications $2,630,426 $2,029,846 Loans Originated $1,910,619 $1,658,128 Loans Sold $1,817,884 $1,877,772 Purchase Money % 43% 69% Realized Gain on Sale Margin 4.16% 2.90% Locked Pipeline (EOP) $979,842 $660,258 Loans Held for Sale (EOP) $808,134 $576,827 Balance of Loans Serviced (EOP) $3,585,890 $3,674,023 Total Income $70,157 $42,635 Total Expense $41,183 $36,390 Income Before Tax $28,974 $6,245 Net Income After Tax $23,034 $4,965 Mortgage Banking Segment represents George Mason Mortgage and Crescent Mortgage Company. George Mason Mortgage, founded in 1980, is headquartered in the Washington D.C. MSA with 13 retail offices located throughout Virginia, Maryland, North Carolina, and South Carolina. Crescent Mortgage Company, founded in 1993, is headquartered in Atlanta, Georgia, and is primarily a correspondent/wholesale mortgage company approved to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers. The quarterly net fair value impact on mortgage banking derivatives and loans held for sale was $(17.0) million in 2Q21 and $(11.5) million in 1Q21. MORTGAGE BANKING

Select guidance is being provided for 2021. Our outlook may change if the expectations for these items vary from current expectations. Loans & Deposits: Expect loan growth, excluding PPP loans and loans held for sale, to be in the low to mid single digits (annualized) in the second half of 2021. Pipelines continue to be strong, particularly in the North Carolina and South Carolina markets. Expect further decreases in the cost of interest bearing deposits in 2021. Net Interest Income: Expect net interest income, excluding PPP fees and loan purchase accounting accretion, to be up slightly LQ. Non Interest Income: Expect non interest income, excluding mortgage banking, to be up slightly LQ. Mortgage banking revenue will generally be subject to industry trends and the mix of portfolio versus secondary market originations. Non Interest Expense: Expect non interest expense, excluding mortgage segment and any merger-related expenses, to be up slightly LQ. Continue to focus on cost savings opportunities. Tax Rate: Estimated at approximately 20.5%. 2021 OUTLOOK

Excellent franchise with long-term growth prospects Current income opportunity with a dividend yield of 4.1% (based upon recent prices) High-performance bank with a low-risk profile Experienced management team with a proven track record of execution High level of insider ownership 47 consecutive years of dividend increases evidences United’s strong profitability, solid asset quality, and sound capital management over a very long period of time Attractive valuation with a current Price-to-Earnings Ratio of 12.6x (based upon median 2021 street consensus estimate of $2.70 per Bloomberg) INVESTMENT THESIS

ESXB MERGER- ANNOUNCED JUNE 3, 2021

ESXB Overview	• Headquarters: Richmond, VA • Founded: 1926 • Ticker: ESXB (NASDAQ) • Total Assets: $1.7 Billion [1]
Advancing Strategy	• Enhances density and scale in highly attractive markets throughout Virginia and Maryland • Adds to existing presence in Washington D.C. MSA • Expands footprint into the contiguous markets of Baltimore and Annapolis in Maryland, and Richmond, Lynchburg, and the Northern Neck of Virginia • Strategically connects UBSI's Mid-Atlantic and Southeast footprint
Financially Attractive Transaction	• EPS Accretive in 2022 and thereafter (~$0.06 EPS accretion [2]) • Immediately accretive to tangible book value per share (~0.3% TBVPS accretion) • Mid-teens IRR • Maintains "well-capitalized" regulatory capital ratios
Transaction Details	• Consideration Mix: 100% stock • Fixed Exchange Ratio: 0.3173 • Anticipated Closing: 4Q 2021 • Customary regulatory approvals and ESXB shareholder approval required

(1) As of March 31, 2021
(2) Assumes fully phased in cost save estimates

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ESXB MERGER- PRO FORMA FRANCHISE

Pro Forma Franchise Footprint


Pittsburgh
Philadelphia
Dayton
Cincinnati
Baltimore
Washington
Charleston
Charlottesville
Lynchburg
Richmond
Newport News
Norfolk
Hampton
Virginia Beach
Winston-Salem
Durham
Greensboro
Raleigh
Asheville
Charlotte
Fayetteville
Greenville
Columbia
Atlanta
Augusta
Savannah
UBSI
223 Locations
ESXB
26 Locations

~$29 Billion	**Total Assets**
~$19 Billion	**Net Loans**
~$23 Billion	**Total Deposits**
~$2.7 Billion	**Tangible Equity**

Source: S&P Global Market Intelligence

Note: Pro forma figures as of respective March 31, 2021 data; Locations include mortgage origination and servicing branches

18

Source:S&P Global Market Intelligence Closed 3Q 2011 Closed 1Q 2014 Closed 2Q 2016 Closed 2Q 2017 Closed 2Q 2020 Announced 2Q 2021 SUCCESSFUL ACQUISITIONS ADVANCING GROWTH AND ENHANCING FRANCHISE VALUE

APPENDIX

(dollars in thousands) 6/30/2020 9/30/2020 12/31/2020 3/31/2021 6/30/2021 (1) Return on Average Tangible Equity (A) Net Income (GAAP) $52,686 $103,784 $92,370 $106,898 $94,836 (B) Number of Days in the Quarter 91 92 92 90 91 Average Total Shareholders' Equity (GAAP) $3,921,289 $4,263,111 $4,319,252 $4,346,750 $4,378,898 Less: Average Total Intangibles (1,708,683) (1,826,057) (1,822,577) (1,825,639) (1,834,920) (C) Average Tangible Equity (non-GAAP) $2,212,606 $2,437,054 $2,496,675 $2,521,111 $2,543,978   Formula: [(A) / (B)]*365 (or 366 for leap year)   (C) Return on Average Tangible Equity (non-GAAP) 9.58% 9.58% 16.94% 14.72% 17.20% 14.95%                   RECONCILIATION OF NON-GAAP ITEMS

(dollars in thousands)   3/31/2021 6/30/2021     (2) Tangible Equity to Tangible Assets     Total Assets (GAAP) $ 27,030,755 $ 27,190,926   Less: Total Intangibles (GAAP) (1,829,495) (1,834,030)     Tangible Assets (non-GAAP) $ 25,201,260 $ 25,356,896         Total Shareholders' Equity (GAAP)   $ 4,332,698 $ 4,393,713     Less: Total Intangibles (GAAP)   (1,829,495) (1,834,030)   Tangible Equity (non-GAAP)   $ 2,503,203 $ 2,559,683   Tangible Equity to Tangible Assets (non-GAAP)   9.9% 10.1%           (3) Tangible Book Value Per Share:   Total Shareholders' Equity (GAAP) $ 4,332,698 $ 4,393,713   Less: Total Intangibles (GAAP) (1,829,495) (1,834,030)   Tangible Equity (non-GAAP) $ 2,503,203 $ 2,559,683   ÷ EOP Shares Outstanding (Net of Treasury Stock) 129,175,800 129,203,593   Tangible Book Value Per Share (non-GAAP) $19.38 $19.81             RECONCILIATION OF NON-GAAP ITEMS (CONT.)